FORM OF

Amended Listing of Fund(s)

to the September 27, 2013 Agreement between

State Street Bank and Trust Company and WisdomTree Trust, specifically

Schedule A to the Administration Agreement

WisdomTree Asia Local Debt Fund

WisdomTree Asia-Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Barclays U.S. Aggregate Bond Duration Zero Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Duration Negative Duration Fund

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

WisdomTree China Dividend ex-Financials Fund

WisdomTree Commodity Country Equity Fund

WisdomTree DEFA Equity Income Fund

WisdomTree DEFA Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Brazilian Real Strategy Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Commodity Currency Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Earnings 500 Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Equity Income Fund

WisdomTree Euro Debt Fund

WisdomTree Europe Dividend Growth Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Strategic Corporate Bond Fund

WisdomTree Global Equity Income Fund

WisdomTree Global ex-U.S. Growth Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global ex-U.S. Utilities Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global Real Return Fund

WisdomTree India Earnings Fund

WisdomTree Indian Rupee Strategy Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International Hedged Dividend Growth Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Japan Interest Rate Strategy Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree LargeCap Dividend Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Dividend Fund

WisdomTree MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Total Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree U.S. Dividend Growth Fund

WisdomTree U.S. SmallCap Dividend Growth Fund

WisdomTree United Kingdom Hedged Equity Fund